                                                                EXHIBIT 11

                  ORION CAPITAL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (UNAUDITED)

                (000s omitted-except for per common share data)

                                               Three Months Ended March 31,
                                               ----------------------------
                                                     1996        1995
                                                     ----        ----
Computation of weighted average
  number of common and equivalent
  shares outstanding:

PRIMARY -

  Weighted average number of shares
    outstanding .............................       13,815      14,066
  Dilutive effect of stock options and stock
    awards ..................................          182         117
                                                   -------     -------
  Weighted average number of common and
    equivalent shares .......................       13,997      14,183
                                                   =======     =======

  Net earnings attributable to common
    stockholders ............................      $17,887     $17,062
                                                   =======     =======

  Net earnings per common share .............      $  1.28     $  1.20
                                                   =======     =======

FULLY DILUTED -

  Weighted average number of shares
    outstanding .............................       13,815      14,066
  Dilutive effect of stock options and stock
    awards ..................................          182         117
                                                   -------     -------
  Weighted average number of common and
    equivalent shares .......................       13,997      14,183
                                                   =======     =======

   Net earnings attributable to common
    stockholders ............................      $17,887     $17,062
                                                   =======     =======

  Net earnings per common share .............      $  1.28     $  1.20
                                                   =======     =======





                                     Page 22